Old Mutual Capital, Inc., as sole shareholder of shares of the Old Mutual 2011-2020 Conservative Fund, Old Mutual 2011-
2020 Moderate Fund, Old Mutual 2011-2020 Aggressive
Fund, Old Mutual 2021-2030 Conservative Fund, Old Mutual 2021-2030 Moderate Fund, Old Mutual 2021-2030 Aggressive
Fund, Old Mutual 2031-2040 Conservative Fund, Old Mutual 2031-2040 Moderate Fund, Old Mutual 2031-2040 Aggressive
Fund, Old Mutual 2041-2050 Conservative Fund, Old Mutual 2041-2050 Moderate Fund and Old Mutual 2041-2050
Aggressive Fund, approved the following actions by consent resolution dated March 3, 2008.

RESOLVED, that the Investment Advisory Agreement dated March 3, 2008, between Old Mutual Capital,
Inc. ("OMCAP") and the Trust is hereby approved and adopted with respect to the Funds;
FURTHER RESOLVED, that the Investment Sub-
Advisory Agreement dated March 3, 2007 by and among OMCAP, Ibbotson Associates Advisors, LLC and the Trust is hereby approved and adopted with respect to the Funds; and
FURTHER RESOLVED, that the selection of
PricewaterhouseCoopers LLP as the independent registered public accountants of the Funds is hereby approved.
IN WITNESS WHEREOF, the undersigned has executed this Consent of the Sole Shareholder this 3rd day of March, 2008.

OLD MUTUAL CAPITAL, INC.
Sole shareholder of shares of
Old Mutual 2011-2020 Conservative Fund
Old Mutual 2011-2020 Moderate Fund
Old Mutual 2011-2020 Aggressive Fund
Old Mutual 2021-2030 Conservative Fund
Old Mutual 2021-2030 Moderate Fund
Old Mutual 2021-2030 Aggressive Fund
Old Mutual 2031-2040 Conservative Fund
Old Mutual 2031-2040 Moderate Fund
Old Mutual 2031-2040 Aggressive Fund
Old Mutual 2041-2050 Conservative Fund
Old Mutual 2041-2050 Moderate Fund, and
Old Mutual 2041-2050 Aggressive Fund,
investment portfolios of Old Mutual Funds III
By:	 /s/ Mark E. Black
Name:	 Mark E. Black
Title:	Chief Financial Officer